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                    ALLEGIANT BANCORP, INC.

                    1996 STOCK OPTION PLAN



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
                         TABLE OF CONTENTS
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SECTION 1. PURPOSE OF THE PLAN . . . . . . . . . . . . . . . . .     1

SECTION 2. DEFINITIONS . . . . . . . . . . . . . . . . . . . . .     1

SECTION 3. STOCK SUBJECT TO THE PLAN . . . . . . . . . . . . . .     3

SECTION 4. ADMINISTRATION OF THE PLAN. . . . . . . . . . . . . .     3

SECTION 5. TYPE OF OPTION GRANTED BY THE PLAN. . . . . . . . . .     3

SECTION 6. ELIGIBILITY TO RECEIVE OPTIONS UNDER THE PLAN . . . .     3

SECTION 7. OPTION PRICE. . . . . . . . . . . . . . . . . . . . .     4

SECTION 8. TERM OF OPTIONS . . . . . . . . . . . . . . . . . . .     4

SECTION 9. DATE OF GRANT OF OPTION . . . . . . . . . . . . . . .     4

SECTION 10. OPTION AMOUNT. . . . . . . . . . . . . . . . . . . .     4

SECTION 11. EXERCISE OF OPTION . . . . . . . . . . . . . . . . .     4

SECTION 12. TERMINATION OF EMPLOYMENT. . . . . . . . . . . . . .     6

SECTION 13. DEATH OF OPTIONEE. . . . . . . . . . . . . . . . . .     6

SECTION 14. EFFECT OF MERGER, CHANGE IN CAPITALIZATION, ETC. . .     7

SECTION 15. SUCCESSIVE OPTION GRANTS . . . . . . . . . . . . . .     7

SECTION 16. TERMINATION AND AMENDMENT OF THE PLAN. . . . . . . .     7

SECTION 17. SHAREHOLDER APPROVAL . . . . . . . . . . . . . . . .     8

SECTION 18. AMENDMENTS TO INTERNAL REVENUE CODE OR REGULATIONS .     8

SECTION 19. TAX WITHHOLDING. . . . . . . . . . . . . . . . . . .     8


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                     ALLEGIANT BANCORP, INC.

                     1996 STOCK OPTION PLAN



                 SECTION 1. PURPOSE OF THE PLAN.

     The Allegiant Bancorp, Inc. 1996 Stock Option Plan of Allegiant Bancorp, Inc. and its Subsidiaries is designed and intended: (i) to encourage ownership of the Company's Common Stock by Employees of the Company and its Subsidiaries and Bank Directors, and to provide additional incentive and rewards for them to promote the success of the business of the Company and its Subsidiaries; and (ii) to aid the Company and its Subsidiaries in competing with other enterprises in attracting personnel to enter the employ of the Company and its Subsidiaries or to become Bank Directors. It is expected that the added interest of the participating Employees and Bank Directors under this Plan, and their proprietary attitude toward the Company resulting from their investment in the Company's Common Stock, will promote the future growth, development and continued success of the Company.

                    SECTION 2. DEFINITIONS.

     (a) "ACT" means the Securities Exchange Act of 1934, as amended from time to time.

     (b) "BOARD OF DIRECTORS" means the Board of Directors of the Company.

     (c) "BANK DIRECTOR" means a member of the board of directors or advisory board of a Subsidiary.

     (d) "CODE" means the Internal Revenue Code of 1986, as amended and in effect from time to time.

     (e) "COMMON STOCK" means the Company's Common Stock, $.01 par value.

     (f) "COMPANY" means Allegiant Bancorp, Inc., a corporation organized and existing under the laws of the State of Missouri.

     (g) "EMPLOYEE" means an individual who has an "employment relationship" with the Company or one or more of its Subsidiaries.

     (h) "FAIR MARKET VALUE" of a share of the Common Stock means, for any particular date: (i) for any period during which the Common Stock shall not be listed for trading on a national securities exchange, but when closing transaction prices for the Common Stock shall be reported by NASDAQ, the closing transaction price per share as reported by NASDAQ; (ii) for any period during which the Common Stock shall not be listed for trading on a national securities exchange or prices shall not be reported by NASDAQ, but when quotes for the Common Stock shall be reported by a generally recognized source (such as the National Quotation Bureau), the closing bid price as reported by such source; (iii) for any period during which the Common Stock shall be listed for trading on a national securities exchange, the closing price per share of Common Stock on such exchange; or (iv) the fair market value market per share of Common Stock as determined in good faith by the Board of Directors in the event neither clause (i),
(ii) or (iii) above shall be applicable. If Fair Market Value is to be determined as of a day when the securities markets are not open (or on which no trades of the Common Stock were reported, in the event clause (i) or (iii) shall be applicable), the Fair Market Value on that day shall be the Fair Market Value on the preceding day when the markets were open (or a trade was reported).

     (i)  "NASDAQ" means the National Association of Securities
Dealers Automated Quotation System or any successor thereto on which the daily trading price or bid and ask prices of the Company's Common Stock is made publicly available.

     (j) "OPTION" means an option to purchase Stock granted pursuant to the Plan.

     (k) "OPTIONEE" means the person to whom an Option is granted.

     (l) "OPTION AGREEMENT" means a stock option agreement which includes the terms to which a particular Option is subject in addition to those terms provided in this Plan which are applicable to all Options granted hereunder.

     (m)  "PLAN" means the Allegiant Bancorp, Inc. 1996 Stock
Option Plan.

     (n) "REPORTING PERSON" means a person subject to Section 16 of the Act.

     (o) "RETIREMENT" means termination of employment of an Optionee occurring after the Optionee has reached 65 years of age.

     (p) "STOCK" means authorized and unissued shares of the Common Stock, or reacquired shares of the Common Stock held in the Company's treasury.

     (q) "SUBSIDIARY" of the Company includes any "subsidiary corporation" as defined in Section 424(f) of the Code.

     (r) "TAXABLE EVENT" means an event requiring Federal, state or local tax to be withheld with respect to an award hereunder.

     (s) "WINDOW PERIOD" means the third to twelfth business day following the release for publication of the Company's quarterly or annual earnings report.

     (t) "WITHHOLDING ELECTION" means a written irrevocable election by an Optionee for the withholding or delivery back of shares of Stock pursuant to Section 19 hereof in consideration of the Company's payment of Withholding Taxes.

     (u) "WITHHOLDING TAXES" means the total amount of Federal, state and local income, employment and unemployment taxes which the Company is required to withhold on account of the exercise by an Optionee of an Option.

     (v) "WITHHOLDING VALUATION DATE" means the date as of which the Stock is valued for the purposes of determining the Withholding Taxes, which is the exercise date of the relevant
Option.

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               SECTION 3. STOCK SUBJECT TO THE PLAN.

     Two Hundred Thousand (200,000) shares of the Common Stock shall be reserved for issue upon the exercise of Options. In the event an Option is exercised, the Company may use authorized but unissued shares or shares held in treasury in lieu thereof. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such Option shall again be available for the purposes of the Plan. If the Board of Directors permits an Optionee to exercise an Option by tendering shares as provided in
Section 11(b) hereof, then for purposes of determining the number of shares which remain available for the purposes of this Plan the number of shares so tendered shall not be added back to the Plan maximum and shall not be available for issuance under the Plan. If and to the extent the Board of Directors grants a request pursuant to Section 11(c) hereof and the payment made by the Company is in cash, the shares of Stock subject to such Option shall again be available for issuance under the Plan.

               SECTION 4. ADMINISTRATION OF THE PLAN.

     The Plan shall be administered by the Board of Directors. Subject to the express provisions of the Plan, the Board of Directors shall have plenary authority, in its sole discretion, to determine the individuals to whom Options shall be granted, the number of shares subject to each Option, and the time or times at which Options shall be granted. Subject to the express provisions of the Plan, the Board of Directors also shall have plenary authority, in its discretion, to construe and interpret the Plan, to make determinations in administration of the Plan, to make, amend and rescind rules and regulations regarding the Plan and its administration, to determine the terms and provisions of each Option Agreement (which need not be identical to any other Option Agreement), and to take whatever action is necessary to carry out the purposes of the Plan. The Board of Directors' actions and determinations on matters over which it has authority shall be conclusive. No act or failure to act on the part of the Board of Directors, or on the part of any member thereof, shall result in any liability whatsoever if taken in good faith.

               SECTION 5. TYPE OF OPTION GRANTED BY THE PLAN.

     The Board of Directors shall have authority to grant Options which qualify as Incentive Stock Options as defined in Section 422 of the Code and to grant Options which do not qualify as Incentive Stock Options; provided, however, such non-Incentive Stock Options must be identified as such in the terms of the grant. Sections 6, 7, 8, 10 and 12 shall apply to an Option which is not an Incentive Stock Option only to the extent determined by the Board of Directors.

     SECTION 6. ELIGIBILITY TO RECEIVE OPTIONS UNDER THE PLAN.

     (a) Options may be granted under the Plan to Bank Directors and all Employees of the Company or of any of its Subsidiaries; provided, however, that Bank Directors may be granted only non-Incentive Stock Options; provided further, that under no circumstances may Options be granted under the Plan to a member of the Board of Directors or any person who immediately before such Option is granted owns more than 10% of the total outstanding Common Stock of the Company. For the purpose of the preceding sentence, the Optionee shall be deemed to own shares of the Company's Common Stock which are owned by the Optionee's siblings, spouse, ancestors and lineal descendants. An Optionee who has been granted an Option under the Plan may be granted additional Options hereunder at any time, if otherwise eligible under the provisions of the Plan. An Option may be granted to an individual upon the condition that such individual will become a Bank Director or an Employee of the Company or any of its Subsidiaries.

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
     (b) In making a determination as to persons to whom Options shall be granted under the Plan and the number of shares issuable upon exercise of such Options, the Board of Directors shall take into consideration the nature of the services rendered or to be rendered by the person, including his or her present and potential contributions to the success of the Company, and such other factors as the Board of Directors shall deem relevant in accomplishing the purposes of the Plan. Any and all determinations made by the Board of Directors hereunder shall be binding upon all persons whomsoever, and no person eligible to receive an Option under the Plan shall have any legal right to complain as to any determination which shall be made by the Board of Directors hereunder.

     (c) Nothing contained in the Plan shall be construed to limit the right of the Company to grant Options otherwise than under the Plan in connection with: (i) the employment of any person; (ii) the acquisition of any corporation, firm or association, or the business or assets thereof, including options granted to employees thereof who become Bank Directors or Employees of the Company or a Subsidiary; or (iii) other proper corporate purposes.

                         SECTION 7. OPTION PRICE.

     The purchase price per share of the Stock subject to each Option granted hereunder shall be equal to 110% of the Fair Market Value of the Common Stock at the time of the grant of the Option; provided, however, that in no event shall said purchase price per share be less than the par value of such Common Stock subject to the Option.

                    SECTION 8. TERM OF OPTIONS.

     (a) The term of each Option granted pursuant to the Plan shall be not more than ten (10) years from the date of grant thereof. Within such ten-year limit, Options shall be exercisable only at such time or times, subject to the restrictions of Sections 11, 12 and 15, and any other restrictions and conditions, as the Board of Directors shall in each instance approve, which need not be uniform for all individuals to whom Options are granted.

     (b) Except as provided in Sections 11, 12 and 13, no Option granted to an Employee may be exercised at any time, unless the Optionee is then an Employee of the Company or a Subsidiary and has been so employed continuously since the granting of the Option.

               SECTION 9. DATE OF GRANT OF OPTION.

     The grant of an Option under the Plan shall take place on or as of the date the Board of Directors grants such Option;
provided, however, that if the resolution or other written determination of the Board of Directors specifies that an Option is to be granted as of and at some future date, the date of grant shall be such future date.

                    SECTION 10. OPTION AMOUNT.

     No Employee may be granted an Incentive Stock Option that is first exercisable during any calendar year to the extent the aggregate Fair Market Value of the Stock subject to all Incentive Stock Options granted to such Employee that are first exercisable during such calendar year exceeds $100,000 (such value determined on the date of each respective grant).

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                    SECTION 11. EXERCISE OF OPTION.

     (a) Except as provided in Sections 12 and 15 and unless otherwise provided in the terms under which the Board of Directors granted the Option, each Option shall be exercisable in whole or in part at any time and from time to time during the term of the Option; provided, however, that Stock issued to a Reporting Person pursuant to the exercise of an Option may not be sold or disposed of within six months following the date of the grant of such Option.

     (b) To the extent that the right to purchase shares under an Option granted under the Plan is exercisable, the right may be exercised from time to time by written notice to the Company stating the number and identity of shares with respect to which the Option is being exercised, accompanied by payment either:
(i) in cash; (ii) in the discretion of the Board of Directors, by tender to the Company of shares of the Common Stock of the Company, owned by the Optionee and registered in the Optionee's name, having a Fair Market Value equal to the cash exercise price of the Option being exercised; or (iii) in the discretion of the Board of Directors, by any combination of (i) and (ii) hereof.

     (c) The holder of an Option may, instead of exercising an Option as provided in Section 11(b), request that the Board of Directors authorize the payment to the holder of the difference between the Fair Market Value of part or all of the Stock which is the subject of the Option and the exercise price of the Option, such difference to be determined as of the date the Board of Directors receives the request from the holder; provided, however, that a Reporting Person must hold an Option for at least six months prior to making a request under this Section 11(c) with respect to such Option. The Board of Directors in its sole discretion may grant such a request from the holder with respect to part or all of the shares of Stock as to which the Option is then exercisable and, to the extent granted, shall direct the Company to make payment to the holder either in cash or in Common Stock or in any combination thereof; provided, however, that any Common Stock shall be distributed based upon its Fair Market Value as of the date the Board of Directors received the request from the holder. An Option shall be deemed to have been exercised and shall be cancelled to the extent that the Board of Directors grants a request pursuant to this Section 11(c).

     (d) The proceeds of sale of Stock subject to an Option shall be added to: (i) the capital stock account of the Company to the extent of the par value of the shares so issued; and
(ii) the excess to the account reflecting capital in excess of par value. In the case of payments made in shares of Common Stock, such shares evidencing payment shall be added to the Common Stock, held in the Company's treasury and used for corporate purposes as the Board of Directors shall determine, with appropriate credits to the capital stock accounts of the Company.

     (e) After the exercise of an Option, as above provided, the Company shall within a reasonable time deliver to the person exercising the Option a certificate or certificates issued in the name of the person who exercised the Option and such additional name, or names, if any, as may be requested (subject to the general policy of the Company as to registration of shares), for the appropriate number of shares, without liability of the person exercising the Option for any transfer or issue tax, state of Federal, then payable. Each Option granted under the Plan shall be subject to the requirement that, if at any time the Board of Directors of the Company shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary or desirable, as a condition of, or in connection with, the granting of such Option or the issue or purchase of shares thereunder, no such Option may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

     (f) An Optionee under an Option granted under the Plan shall have no rights as a shareholder with respect to any shares subject to an Option except to the extent that one or more certificates for shares shall have been delivered to him upon due exercise of an Option as above provided.

     (g) Unless provided otherwise by its express terms, an Option granted under the Plan, including the exercise of the right to request payment in lieu of exercise of the Option pursuant to Section 11(c), shall be nontransferable by the Optionee other than by will or the laws of descent and distribution or pursuant to a "qualified domestic relations order," as defined in the Code or in Title I of the Employment Retirement Income Security Act, or the rules thereunder, and shall be exercisable during the Optionee's lifetime only by the Optionee or a transferee permitted pursuant to this Section 11(g), unless the Optionee or transferee is under legal disability, in which case it may be exercised by the Optionee's or transferee's duly appointed legal representative.

               SECTION 12. TERMINATION OF EMPLOYMENT.

     (a) If an Employee who has been granted an Option under the Plan ceases to be an Employee of the Company or a Subsidiary for any reason other than the death of the Employee, all of the Optionee's Options under the Plan (including Options transferred in accordance with Section 11(g) thereof) shall expire three months after the Optionee ceases to be an Employee (or, if the Optionee becomes disabled within the meaning of Section 105(d)(4) of the Internal Revenue Code, such Options shall expire twelve months after the termination of the Optionee's employment on account of such disability) as to all shares for which they have not theretofore been exercised, and during such three-month (or twelve-month) period an Option shall be exercisable only as to those shares with respect to which it had become exercisable, under the provisions of the particular Option, on the date of termination of employment; provided, however, that if the termination of employment is: (i) for cause; (ii) voluntary on the part of the Employee and without the written consent of the Company, or a Subsidiary; or (iii) is in violation of any employment contract with the Company or a Subsidiary, then all Options granted to such person under the Plan (including Options transferred in accordance with Section 11(g) hereof) shall terminate and expire concurrently with the termination of the Optionee's employment and shall not thereafter be exercisable to any extent; provided further, however, that no Option may be exercised after the expiration date specified for the particular Option.

     (b) The transfer of an Employee from one corporation to another among the Company and its Subsidiaries, leave of absence
(as described in Section 1.421-7(h)(2) of the Income Tax
Regulations) with the written consent of the Company or a Subsidiary, or Retirement.

                    SECTION 13. DEATH OF OPTIONEE.

     If an Employee who has been granted an Option under the Plan dies while an Employee of the Company or a Subsidiary, or dies within three months after the termination of such employment, or a Bank Director who has been granted an Option under the Plan dies prior to the expiration date of such Option, the shares which such Optionee was entitled to purchase on the date of their death under an Option or Options under the Plan may be purchased under the Option or Options at any time after the Optionee's death by the person or persons to whom said rights under the Option or Options shall have passed (including transferees permitted pursuant to Section 11(g) hereof); provided, however, that no Option may be exercised after the earlier of:
(i) eighteen (18) months after the original Optionee's death; or
(ii) the expiration date specified for the particular Option.

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
     SECTION 14. EFFECT OF MERGER, CHANGE IN CAPITALIZATION, ETC.

     (a) In the event of any reclassification or increase or decrease in the number of the issued shares of Common Stock by reason of the payment of a stock dividend, a split-up or consolidation of shares, a recapitalization, a combination or exchange of shares or any like capital adjustment, then: (i) the aggregate number, and the class, of shares reserved under the Plan shall be as though the shares reserved had been outstanding prior to any adjustment as aforesaid; and (ii) as to any outstanding unexercised Options theretofore granted under the Plan, there shall be a corresponding adjustment as to the class and number of shares subject to each Option, and as to the purchase price under each Option, to the end that the Optionee's proportionate interest shall be maintained as before the occurrence of such event without change in the total purchase price applicable to said Option.

     (b) In the event the Company shall approve a plan of reorganization or of merger into or consolidation with any other corporation, and appropriate provision is made for the resulting corporation's assumption of the Plan under terms whereby the unexercised portion of each Option then outstanding under the Plan shall thereafter apply to such number and kind of securities as would have been issuable by reason of such reorganization, merger or consolidation to a holder of the number of shares which were subject to the Option immediately prior to such reorganization, merger or consolidation, without change in the total purchase price applicable to said Option, then such Options shall continue under the Plan.

     (c) In the event the Company shall approve a plan of reorganization or of merger into or consolidation with any other corporation, and appropriate provision is not made for the assumption of the Plan by the resulting corporation as above provided in Section 14(b), or in the event the Company shall approve a plan of dissolution, liquidation or sale of substantially all of its assets, then in any such event, the unexercised portion of each Option then outstanding under the Plan shall terminate as of a date fixed by the Board of Directors and approved by the Board of Directors of the Company upon not less than thirty days' written notice to each Optionee; provided, however, that any such Option shall be accelerated and may be exercised in whole or in part before the termination date fixed as aforesaid without regard to any installment provisions thereof; provided further, however, that such termination date shall be fixed as a date on or before the effective date of such reorganization, merger, consolidation, dissolution, liquidation or sale.

     (d) In the event the Company shall issue additional capital stock of any class for cash or other consideration, there shall be no adjustment in the number of shares subject to outstanding Options under the Plan, and no adjustment in the purchase price under such Options.

               SECTION 15. SUCCESSIVE OPTION GRANTS.

     Successive Option grants may be made to any holder of Options under the Plan; provided, however, that no person may be granted Options to acquire more than 100,000 shares of Stock under the Plan.

               SECTION 16. TERMINATION AND AMENDMENT OF THE PLAN.

     (a)  This Plan shall terminate on April 15, 2006, and no
Option shall be granted hereunder after said date, but such termination shall not affect any Option theretofore granted. The Board of Directors of the Company may suspend, discontinue or terminate the Plan at any time, and may from time to time make such changes in and additions to the Plan as the Board of Directors shall deem advisable; provided, however, that the Board of Directors may not, without approval by the shareholders of the Company, change: (i) the minimum Option price; (ii) the maximum periods during which Options may be granted or exercised; or (iii) the provisions relating to the eligibility of Employees to whom Options may be granted and to the eligibility of members of the Board of Directors.

     (b) Subject to other provisions of the Plan, no termination or amendment of the Plan may, without the consent of the Optionee under an Option then outstanding, terminate such Option or materially and adversely affect the rights of the Optionee thereunder.

               SECTION 17. SHAREHOLDER APPROVAL.

     No Option granted under this Plan may be exercised in whole or in part until this Plan is approved by the shareholders holding a majority of the outstanding shares of the Common Stock, which approval must occur within the twelve-month period after the date the Plan is adopted by the Board of Directors. In the event such shareholder approval is not forthcoming within the time specified, this Plan and any Options granted pursuant to it shall be null and void.

SECTION 18. AMENDMENTS TO INTERNAL REVENUE CODE OR REGULATIONS.

     Any reference in this Plan to a section of the Internal Revenue Code or a section of the Income Tax Regulations shall include any amendments thereto and shall include such additional sections of the Code or Regulations into which the substance of the cited sections shall be incorporated.

                    SECTION 19. TAX WITHHOLDING.

     When an Option is exercised, the Optionee shall pay to the Company promptly after the Withholding Valuation Date, in cash, the amount of any Withholding Taxes which the Company is required to withhold, unless, subject to the conditions set forth below, the Optionee files with the Company a Withholding Election. If an Optionee files a Withholding Election, then in connection with the exercise of an Option to which the Withholding Election relates the Company shall withhold from the Optionee shares of Stock having a Fair Market Value on the Withholding Valuation Date equal to the amount of Withholding Taxes due, and shall pay to the appropriate taxing authorities cash equal to the amount of Withholding Taxes. If fractional shares are involved in connection with the withholding or delivery back of shares, such fractional shares shall be settled in cash as the Board of Directors by rule or practice may require. Notwithstanding the foregoing, Reporting Persons may make a Withholding Election only in accordance with the least restrictive methods then permitted under Rule 16b-3, which currently provides that such election must be made either: (i) during a Window Period; or (ii) six months in advance of a Taxable Event, which Taxable Event need not occur during a Window Period, and which election may not be suspended or revoked except by another such election which shall not become effective until six months after it is made.


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